                                           newsrelease
CTS CORPORATION  Elkhart, Indiana 46514 (574) 523-3800
                                                   December 1, 2010
FOR RELEASE:  Immediately

DIANA MATHER MURPHY JOINS CTS BOARD

Elkhart, IN…CTS Corporation (NYSE: CTS) announced that effective today Diana Mather Murphy has joined its Board of Directors.  Ms. Murphy is the Managing Director of Rocksolid Holdings, LLC in Sea Island, Georgia, a private equity firm in the Southeast, and currently sits on the Boards of Landstar System, Inc., GRA Venture Fund, LLC and the Coastal Bank of Georgia.

Prior to her present position, Ms. Murphy was Managing Director of Chartwell Capital Management Company of Jacksonville, Florida.  During her career, she has held key positions at Strategic Media Research, Inc., as Interim President, and the Baltimore Sun Company as Senior Vice President, Advertising and Marketing.

Ms. Murphy received her BS degree from West Virginia University and her Advanced Executive Business Degree from Northwestern University.

Commenting on CTS’ newest Board member, Chairman and Chief Executive Officer, Vinod M. Khilnani stated, “Diana is an excellent addition to our Board.  She brings a variety of investment and marketing experiences which we believe will make her a strong contributor.”

The addition of Ms. Murphy brings the CTS Board to nine members, all of whom are independent members, except Chairman and Chief Executive Officer, Vinod M. Khilnani.

About Rocksolid Holdings, LLC
Rocksolid Holdings, LLC is a private equity firm that invests in small businesses and real estate and provides business consulting services in the Southeastern United States.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates; pricing pressures and reduction in demand for CTS’ products, especially if economic conditions do not recover or continue to worsen in CTS’ served markets, including but not limited to: the automotive, computer equipment or communications markets; disruption, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged by CTS and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability or ongoing viability; risks associated with CTS’ international operations, including trade and tariff barriers; currency fluctuations and their effects on our results of operations and financial position; changes in performance of equity and debt markets that could affect the valuation of the assets in CTS’ pension plans and the accounting for pension assets, liabilities and expenses; political and geopolitical risks; rapid technological change in the automotive, communications and computer industries; reliance on key customers; CTS’ ability to protect its intellectual property; and potential costs and liabilities related to the recent Toyota recall. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the Securities and Exchange Commission available at http://www.ctscorp.com/investor_relations/investor.htm.  CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                Donna L. Belusar, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director of Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 523-3800  FAX (574) 293-6146